                                                                   EXHIBIT 10.39


                               LICENSE AGREEMENT

This License Agreement ("Agreement") is entered into effective as of
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 October 1, 1998 (the "Effective Date") by and between AvantGo, Inc., a
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Delaware corporation with an office at 1650 South Amphlett Boulevard, Suite 212, San Mateo 94402 ("AvantGo"), and McKesson Corporation, with an office at One
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Post Street, San Francisco, CA 94104 ("Licensee").
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                                   Background
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     Whereas, AvantGo has developed and continues to develop and manufacture certain computer software; and

     Whereas, Licensee wishes to obtain a license to reproduce and use such computer software.

     IN CONSIDERATION OF THE PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

1.   Definitions.
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     "Confidential Information" of a party shall mean any information disclosed
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by that party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure. Notwithstanding any failure to so identify it, the Software shall be deemed to constitute AvantGo's Confidential Information.

     "Consulting Deliverables" shall mean all deliverables, including any
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software programs (in object and source code form) and related documentation, developed by AvantGo, alone or jointly with others, during the term of this Agreement in the course and scope of performance of the consulting services described in Exhibit D; provided in all events that the Consulting Deliverables
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shall explicitly exclude the Software, any derivative works thereof, delivered under this Agreement.

     "Designated Site" shall mean the address location or locations described in
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Exhibit A where Licensee is permitted to install and operate the Software in
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accordance with this Agreement.

     "Identified Configuration" shall mean the particular combination of
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servers, handheld devices, and desktop computers specified in Exhibit A with
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which Licensee is authorized to use the Software.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     "Order Form" shall mean an order form in the form attached hereto as
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Exhibit C pursuant to which Licensee may order additional Software under Section
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3.2.

     "Services" shall mean the maintenance, support and consulting services
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described in the Software Maintenance, Support and Services Agreement (attached hereto as Exhibit D) that AvantGo provides to Licensee during the term of this
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Agreement.

     "Software" shall mean the software (in object code only) listed in Exhibit
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A attached hereto that AvantGo provides to Licensee under this Agreement, which
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shall include the current version (as of the Effective Date) of AvantGo Client, AvantGo Server for WindowsNT, and related documentation. Software shall include all Updates and Upgrades, if any, AvantGo makes available to Licensee pursuant to the Software Maintenance, Support and Services Agreement (attached hereto as Exhibit D) and all derivative works of the Software AvantGo makes available to
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Licensee hereunder.

     "Updates" shall mean new versions of the Software (including related
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documentation) which contain bug fixes, error corrections and minor enhancements, but do not contain major enhancements or significant new functionality.

2.  Delivery and Acceptance. AvantGo shall deliver the copies of Software
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specified in Exhibit A to Licensee within thirty (30) days after the Effective
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Date. Any additional licenses ordered by Licensee pursuant to Section 3.2 shall be delivered within thirty (30) days of the date of receipt by AvantGo of an Order Form requesting such additional licenses. If AvantGo provides consulting services to Licensee under this Agreement, AvantGo shall deliver the Consulting Deliverables, if any, to Licensee on the completion date set forth in Schedule
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D-1. Licensee shall test the Software or Consulting Deliverable to determine
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whether the Software or Consulting Deliverable conforms to the documentation for such Software or Consulting Deliverable. As soon as practicable, but in any event no later than thirty (30) days after delivery, Licensee shall provide AvantGo with a written acceptance of the Software or Consulting Deliverable or a written statement of errors to be corrected (a "Statement of Errors"). If
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Licensee provides AvantGo with a Statement of Errors, then AvantGo shall promptly correct such error and redeliver the Software or Consulting Deliverable to Licensee for re-testing. The foregoing procedure shall be repeated until Licensee finally rejects or accepts the Software or Consulting Deliverable. If Licensee finally rejects the Software or Consulting Deliverable, this Agreement shall be deemed terminated with respect to the rejected Software or Consulting Deliverable and Licensee's payment obligation for such Software or Consulting Deliverable (as applicable) shall be void. All delivered Software and Consulting Deliverables shall be deemed accepted after thirty (30) days after the delivery date if Licensee has not provided AvantGo with a Statement of Errors.

3.  License Grant.
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     3.1  Grant. AvantGo hereby grants to Licensee a nonexclusive,
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nontransferable, perpetual license, without right to sublicense, to (a) install that number of copies of the AvantGo Server set forth on Exhibit A (as the same
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may be amended by one or more Order Forms) solely
on computers owned or controlled by Licensee and located at the Designated Site, and (b) install AvantGo Client on the number of handheld devices set forth on Exhibit A (as the same may be amended by one or more Order Forms), to be used by
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employees and contractors of Licensee solely with the Identified Configuration and solely for internal business purposes. AvantGo reserves all rights in the Software which are not expressly granted in this Agreement.

     3.2  Additional Licenses. Licensee may order licenses for additional
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handheld devices by completing and submitting to AvantGo an Order Form in the form attached hereto as Exhibit C. When submitted by Licensee and accepted by
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AvantGo, such Order Form shall be appended to this Agreement as a modification to the quantities set forth on Exhibit A and shall become a part hereof.
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Licensee acknowledges and agrees that all orders of licenses of Software shall be governed by the terms of this Agreement, notwithstanding the terms set forth on any purchase order pertaining to such order.

     3.3  Restrictions. Licensee agrees that Licensee and its employees and
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contractors shall not, directly or indirectly, (a) sell, lease, assign, sublicense or otherwise transfer, (b) disclose, divulge or otherwise make available to any third party, (c) use except as authorized by this Agreement,
(d) decompile, disassemble or otherwise analyze for reverse engineering purposes, or (e) modify or change the Software in any manner. Licensee shall not sublicense, rent or time-share the Software. Licensee shall have the right to make a reasonable number of backup copies of the Software.

4.  Ownership Rights.
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     4.1  Software. Except as expressly set forth herein, AvantGo or its
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licensors shall own all right, title and interest in and to the Software. Licensee shall not remove AvantGo's proprietary notices from the Software as delivered to Licensee, and shall reproduce such notices in all authorized copies of the Software made under this Agreement.

     4.2  Consulting Deliverables. Licensee shall own all right, title and
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interest in and to the Consulting Deliverables, unless otherwise agreed upon in writing between the parties. AvantGo, on behalf of itself and its employees, hereby assigns, transfers and conveys to Licensee all right, title, and interest in and to the Consulting Deliverables, including all intellectual property rights therein.

5.   Payments.
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     5.1  License Fees. Licensee shall pay AvantGo the per-user license fees set
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forth in Exhibit B ("Initial License Fee.") Licensee shall pay AvantGo the per-
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user license fees set forth in Exhibit B for Additional Licenses ("Additional
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License Fee"). The Initial License Fee and the Additional License Fee will be
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referred to collectively as the "License Fee." The License Fees shall be due and
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payable within thirty (30) days after the date of AvantGo's invoice to the Licensee, provided that AvantGo shall only invoice Licensee for the Initial License Fee after Licensee has finally accepted the Software in accordance with
Section 2.

     5.2  Maintenance and Support Services Fees. Licensee shall pay AvantGo
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[******] percent [******]% of the License Fees per year for each copy of the Software for which Licensee desires to receive the maintenance and support services described in Section 8.2. After the Initial Term (as defined in Exhibit
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D), such maintenance and support fees shall increase (measured in reference to
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dollar amounts) by no more than [******] percent [******]% annually. The fees for the maintenance and support services for the year beginning on the Effective Date shall be due and payable at the same time when the Initial License Fee is due and payable. The fees for maintenance and support services for subsequent years shall be due and payable within thirty (30) days prior to each anniversary of the Effective Date.

     5.3  Consulting Services Fees. Licensee shall pay AvantGo the fee set forth
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in Schedule D-1 for the consulting services and the Consulting Deliverables set
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forth therein. The fees for the consulting services shall be due and payable within thirty (30) days from Licensee's acceptance of the Consulting Deliverables. All consulting services which the parties agree in writing that AvantGo provides to Licensee on a time and materials basis shall be invoiced monthly, and payment for such consulting services shall be due within thirty
(30) days after the date of AvantGo's invoice to Licensee.

     5.4  Taxes. The Licensee shall be responsible for, and shall indemnify and
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hold AvantGo harmless from, all export, withholding, federal, state and local taxes, duties or excises arising out of the transactions contemplated by this Agreement, excluding only taxes based on AvantGo's net income.

     5.5  Late Payments. All amounts which Licensee does not pay on a timely
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basis as required by this Agreement shall be subject to a late charge equal to [******] ([******] %) per month (or, if less, the maximum allowed by applicable law). In the event that any undisputed payment due hereunder is overdue and has not been paid within thirty (30) days after notice thereof, AvantGo reserves the right to suspend performance until such delinquency is corrected.

     5.6  Nonsolicitation. Neither party shall knowingly, during the term that
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AvantGo provides maintenance and support services to Licensee in accordance with Exhibit D, and for a period of twelve (12) months thereafter, solicit the
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employment of, employ or contract with personnel of the other party, either individually or through another party or employee, with whom such party has had contact under this Agreement.

6.  Trademarks. Neither party grants under this Agreement any actual or implied
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license to use its trademarks, trade names or service marks to the other party.

7.  Warranty.
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     7.1 AvantGo warrants to Licensee that the Services shall be performed in a workmanlike manner consistent with industry standard, and for ninety (90) days after Licensee's acceptance, the Software or Consulting Deliverables shall perform in all material respects in accordance with its documentation.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     7.2  Virus Warranty. AvantGo warrants that the Software and the Consulting
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Deliverables, as delivered to the Licensee, do not contain any virus or any other contaminant, including but not limited to codes, commands or instructions that may be used to access, alter, delete, damage, disable, cause disruption of or otherwise interfere with Licensee's use of the Software or Consulting Deliverables, other software, or any Licensee data or information.

     7.3  Year 2000 Warranty. Without limiting any other warranty or obligation
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specified in this Agreement, AvantGo warrants to Licensee that the Software and the Consulting Deliverables are and shall continue to be "Year 2000 Compliant." For purposes of this Agreement, "Year 2000 Compliant" means that the Software
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and the Consulting Deliverables shall, in processing data containing dates in the Year 2000 and any preceding and following years: (a) initiate and operate,
(b) correctly store, represent, and process (including sort) dates (including single and multi-century formulas and leap year calculations), and (c) not cause or result in an abnormal termination or ending.

     7.4  Limitation of Remedy. The limited warranties set forth in this Section
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shall not apply if (a) the Software has been altered or modified by other than AvantGo or its representatives, (b) the Software has been subjected to negligence, computer or electrical malfunction, or (c) the Software has been used, adjusted, installed, maintained, or operated other than in accordance with instructions furnished by AvantGo, or with an application or in an environment other than that intended or recommended by AvantGo. AVANTGO'S ENTIRE LIABILITY AND LICENSEE'S REMEDY FOR ANY BREACH OF ANY WARRANTY SET FORTH IN SECTIONS 7.l, 7.2, and 7.3 WILL BE AS FOLLOWS, PROVIDED THAT LICENSEE NOTIFIES AVANTGO OF ANY NON-CONFORMANCE WITH THE WARRANTIES SET FORTH ABOVE WITHIN THE APPLICABLE WARRANTY PERIOD:[******]

8.   Disclaimer and Services.
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     8. l  Disclaimer. THE WARRANTIES SET FORTH IN SECTION 7 ARE THE ONLY
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WARRANTIES OFFERED BY AVANTGO. AVANTGO SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION THEREWITH.

     8.2  Maintenance and Support Services. For each copy of the Software for
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which Licensee purchases maintenance and support services, AvantGo shall provide to Licensee the maintenance and support services described in Exhibit D.
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****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.3  Consulting Services. Subject to Section 5.3, AvantGo shall provide the
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consulting services and Consulting Deliverables set forth in Exhibit D to
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Licensee on or before the completion date set forth in Schedule D-1.
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9.   Term and Termination.
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     9.1  Term. This Agreement shall become effective on the Effective Date and
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shall continue in effect unless earlier terminated in accordance with this
Section 9.

     9.2  Default. If either party defaults in the performance of any of its
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material obligations hereunder and such default is not corrected within thirty
(30) days after written notice thereof by the other party, then such other party, at its option, may terminate this Agreement by giving written notice of termination to the defaulting party.

     9.3  [******]

     9.4  Effect of Termination. Upon the termination of this Agreement, each
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party shall promptly destroy or return to the other party all Confidential Information received hereunder. Licensee will promptly destroy or return to AvantGo all copies of the Software purchased hereunder.

     9.5  Survival. Sections 1, 4, 7.4, 8.l, 9, 10, 11, 12, and 15, and all
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payment obligations incurred prior to termination, shall survive any termination or expiration of this Agreement.

10.  Indemnification.
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     10.1  Indemnity. AvantGo agrees, at its own expense as applicable, defend
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Licensee, and to indemnify and hold Licensee harmless from and against any damage, liability, cost or expense (including reasonable attorneys' fees and court costs) arising out of or resulting from any claim brought against Licensee for infringement of any copyright, trade secret, or U.S. patent of any third party by the Software or Consulting Deliverable, provided that Licensee provides AvantGo with: (a) prompt written notice of such claim; (b) control over the defense and settlement of such claim; and (c) proper and full information and assistance to settle and/or defend any such claim. If an injunction is, or AvantGo believes in its sole discretion is likely to be entered prohibiting Licensee from exercising its right to use the Software or Consulting Deliverable granted hereunder, AvantGo may, at its sole option and expense, (w) procure for Licensee the right to use the Software or Consulting Deliverable as provided herein; (x) replace the Software or Consulting Deliverable or a portion thereof with other non-infringing products of comparable performance and function; (y) modify the Software or Consulting Deliverable so that it is not infringing; or
(z) accept return of the Software or Consulting Deliverable, terminate this Agreement, and refund the License Fees paid for the Software, or the fees paid for the Consulting Deliverable and the associated consulting services, as applicable. AvantGo shall not be liable for any settlement agreement entered into, by Licensee in connection with any claims subject to the terms of this Section without prior written authorization by AvantGo.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     10.2  Exceptions. Notwithstanding the provisions of this Section, AvantGo
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assumes no liability for infringement claims arising from: (a) combination of the Software or Consulting Deliverables with other products not provided or recommended by AvantGo, if such infringement claims would not have arisen with respect to the Software or Consulting Deliverable standing alone; (b) any modifications to the Software or Consulting Deliverables unless such modification was made by AvantGo, or authorized by AvantGo; (c) any intellectual property rights other than those listed in Section 10.1, or (d) any Consulting Deliverables developed in accordance with Licensee's specifications; provided that such specifications shall not include specifications or recommendations provided to Licensee by AvantGo.

     10.3  Limitation. The foregoing provisions of this Section 10 state the
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entire liability and obligations of AvantGo and the sole and exclusive remedy of Licensee, with respect to any actual or alleged infringement of any intellectual property right by the Software or Consulting Deliverables.

11.  Limitation of Liability.
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NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF SUCH OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE, RESULTS OF USE, OR INABILITY TO USE, THE SOFTWARE, OR THE CONSULTING DELIVERABLES. THESE LIMITATIONS SHALL, APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. EXCEPT FOR LIABILITY ARISING UNDER SECTIONS [******] AND [******] IN NO EVENT SHALL EITHER PARTY'S LIABILITY ARISING UNDER THIS AGREEMENT [******].

12.  Confidentiality.
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     12.1  Nondisclosure. Each party shall treat as confidential all
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Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any actual or known misuse or unauthorized disclosure of the other party's Confidential Information.

     12.2  Exceptions. Notwithstanding the above, neither party shall have
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liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (a) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (b) was known to the receiving party, without restriction, at the time of disclosure; (c) is disclosed with the prior written approval of the disclosing party;


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) was independently developed by the receiving party without any use of the Confidential Information; (e) became known to the receiving party, without restriction, from a source other than the disclosing party, without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or (f) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement. The obligations set forth in Section 12.1 shall not apply to disclosure of Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

     12.3  Return of Confidential Information. Upon expiration or termination of
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this Agreement, each party shall return all Confidential Information received from the other party.

     12.4  Remedies. Any breach of the restrictions contained in this Section 12
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is a breach of this Agreement which may cause irreparable harm to the non-breaching party. Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

13.  Confidentiality of Agreement.
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     Any press release to be issued by either party in connection with the terms and conditions of this Agreement must be approved in advance by the other party.

14.  [******]


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[******]

15.  General.
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     15.1  Governing Law. This Agreement shall be governed by and interpreted in
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accordance with the laws of the State of California, without reference to conflicts of laws provisions. Any suit or proceeding relating to this Agreement may be instituted in any state or federal court in San Francisco, California, and the parties submit to the jurisdiction of such court.

     15.2  Partial Invalidity. If any provision in this Agreement shall be found
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or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then said provision shall be severed, solely in such jurisdiction, from the remainder of this Agreement, which shall remain in full force and effect.

     15.3  Relationship of the Parties. AvantGo and Licensee are independent
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contractors under this Agreement. Nothing contained in this Agreement is intended nor is it to be construed so as to constitute AvantGo and Licensee as partners or joint ventures with respect to this

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Agreement. Employees of any party remain employees of said party and shall at no time be considered agents of or to be obligated to render a fiduciary duty to the other party.

     15.4  Waiver. The failure of any party to enforce at any time any of the
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provisions of this Agreement shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of any party to enforce each and every such provision thereafter. The express waiver by any party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     15.5  Assignment. Neither party may assign or otherwise transfer in any way
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any of its rights and/or obligations under or arising out of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that each party will have the right to transfer its rights, obligations and privileges hereunder to a merger partner, successor in business or acquiror of all or substantially all of such party's business or assets without obtaining any consent to such assignment from the other party.

     15.6  Notices. Any notice required or permitted to be given by any party
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under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered letter, or by telecopy confirmed by registered or certified letter, to the receiving party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the receiving party. Notices shall be deemed effective upon receipt.

     15.7  Entire Agreement. The terms and conditions contained in this
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Agreement constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and thereof. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on any party unless the same shall have been mutually assented to in writing by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

AvantGo, Inc.                     "Licensee"

BY: /s/ Felix Lin                  BY:/s/ Tom Magill
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PRINT NAME: Felix Lin              PRINT NAME: Tom Magill
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TITLE: CEO                         TITLE: V.P. Logistics Technologies
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